UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 21, 2012 (May 17, 2012)

PZENA INVESTMENT MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 West 45th Street, New York, New York	10036
(Address of Principal Executive Offices)	Zip Code

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act.
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of Stockholders of Pzena Investment Management, Inc. was held in New York, New York on May 17, 2012.  At that meeting, the stockholders considered and acted upon the following proposals:

Proposal 1: Election of Directors.  By the vote reflected below, the stockholders elected the following individuals as directors to hold office until the 2013 Annual Meeting of Stockholders of the Company:

Director	Class A Shares “For”	Class B Shares “For”	Class A Shares “Withheld”	Class B Shares “Withheld”
Richard S. Pzena	5,500,992	248,326,150	1,710,857	-
John P. Goetz	5,396,251	248,326,150	1,815,598	-
William L. Lipsey	5,396,451	248,326,150	1,815,398	-
Steven M. Galbraith	6,788,212	248,326,150	423,637	-
Joel M. Greenblatt	6,168,001	248,326,150	1,043,848	-
Richard P. Meyerowich	6,788,112	248,326,150	423,737	-
Ronald W. Tysoe	6,305,453	248,326,150	906,396	-

Proposal 2: Ratification of Independent Auditors.  The stockholders voted to ratify the appointment of KPMG LLP as independent auditors for the Company for its fiscal year ending December 31, 2012. Voting was as follows:

	FOR	AGAINST	ABSTAIN
Class A common stock	8,806,453	12,027	525
Class B common stock	248,326,150	-	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pzena Investment Management, Inc.

Dated: May 21, 2012	By:	/s/Joan F. Berger
Name: Joan F. Berger
Title: General Counsel